Exhibit 99.2

NEWS RELEASE

Contact:	PI Aquino
Investor Relations
708.203.5136

TreeHouse Foods Announces the Appointment of

Kevin G. Jackson as President, Snacking & Beverages

Oak Brook, IL, February 26, 2020 — TreeHouse Foods, Inc. (NYSE: THS) announced today that Kevin G. Jackson has joined the Company as Senior Vice President and President, Snacking & Beverages. Mr. Jackson brings to TreeHouse over 25 years of consumer packaged goods management, marketing and sales experience. He was most recently Senior Vice President, U.S. Retail Sales & North American Away From Home Division, for The J.M. Smucker Company (NYSE: SJM), where he led the company’s U.S. efforts in Pet, Coffee, and Consumer Goods and oversaw the restaurant, foodservice and convenience channels.

“I’m very excited that Kevin will be joining the executive leadership team at TreeHouse,” said Steve Oakland, Chief Executive Officer and President of TreeHouse Foods. “I’m confident that his extensive experience developing, growing and managing numerous categories, across both the retail and foodservice landscape will prove invaluable.”

“Today, consumers recognize private label store brands as consumer brands. Private label represents a wonderful opportunity, and I’m eager to be part of it,” said Mr. Jackson. “As TreeHouse repositions itself to better align its categories and resources to help customers achieve their goals, I’m looking forward to leveraging my experience to position the Snacking & Beverages division to flourish and drive our plans for growth.”

Mr. Jackson served in numerous roles of increasing responsibility over his 17-year sales and marketing career at The J.M. Smucker Company. He joined The J.M. Smucker Company in 2002 and served in marketing roles of increasing responsibility, managing peanut butter and coffee. Prior to that, Mr. Jackson was a brand manager at Brach’s Confections and Constellation Brands. Mr. Jackson earned his Masters of Business Administration from New York Institute of Technology and his Bachelor of Arts from the University of Colorado, Boulder. He is part of Revenue 50 and Sales Executive Share Group.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have over 40 production facilities across the United States, Canada and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages and meal preparation products, available in shelf stable, refrigerated, frozen and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, expected, intended, or planned. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.